Exhibit 10.1

Lender name: Hold and Opt Limited

Loan principal amount: USD 5,000,000

Loan maturity date: September 28, 2012

CHINA ENERGY RECOVERY, INC.

CONTINUATION AND LOAN AGREEMENT

THIS CONTINUATION AND LOAN AGREEMENT (“Loan Agreement”) is entered into by and among Hold and Opt Investments Limited, a Bahamas company (“Lender”), with offices at Deltec House, Lyford Cay, P.O. Box N-3229, Nassau, Bahamas, China Energy Recovery, Inc., a Delaware corporation (the “Company”  or “CER”), and Mr. Wu Qinghuan, as of this 31st day of December 2010.

WHEREAS, CER and the Lender entered into a term loan note and agreement (the “2009 Loan”) as of May 21, 2009, under which CER, through its subsidiary, CER Energy Recovery (Shanghai) Co., Inc. (“CER Shanghai”) borrowed from the Lender the amount of USD $5,000,000 on September 28, 2009, which amount is due September 29, 2011.

WHEREAS, CER and the Lender wish that this Loan Agreement and the funding hereunder when deemed made will be to modify the 2009 Loan, and this Loan Agreement shall be deemed to be a continued lending arrangement between the Lender and CER, with the consequence that the 2009 Loan will be modified in all respects, including such provisions as the right of conversion into shares of common stock of CER and related provisions. For clarity, any registration rights granted by separate agreement by the Company at the time of the 2009 Loan shall continue to be governed by such separate agreement and the termination of the 2009 Loan will not affect that agreement in any way.

WHEREAS, CER and the Lender agree that the terms of this Loan Agreement will only take effect  on September 29, 2011 and only when the Collateral (as defined herein) shall be available as security for this Loan Agreement and the funding hereunder, which date will be referred to as the “Loan Date.”

WHEREAS, as security for this Loan Agreement and the Loan (as hereinafter defined), Mr. Wu Qinghuan, the Chief Executive Officer of CER will pledge 8,000,006 shares of common stock of CER (the “Collateral”), which shares will be held under the terms of a collateral agent agreement (the “Collateral Agreement”) for the benefit of the Lender among the Lender, Mr. Wu and Golenbock Eiseman Assor Bell & Peskoe LLP, as collateral agent (the “Collateral Agent”), which will be entered into after (i) the Collateral is release from the terms of a loan entered into by the Company and its subsidiaries made on February 1, 2010 (the “2010 Loan”) and (ii) before the Loan Date.  The shares comprising the Collateral have been issued to Mr. Wu as “restricted securities” as that term is defined under Rule 144 (“Rule 144”) of the United States Securities Act of 1933, as amended (the “33 Act”), and are subject to the particular provisions of issuances by shell companies, therefore, it is understood by the Lender that the nature of the Collateral has inherent impairments as to the ability of the Lender to sell the Collateral, should it be permitted to do so under the terms of this Loan and Collateral Agreement. Because of this provision, Mr. Wu agrees to be a party to this Loan Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties and agreements set forth herein, CER and the Lender, and to the extent applicable Mr. Wu, agree as follows:

1.       Loan and Interest; Late Penalty.  As of the Loan Date, CER is continuing to borrow from the Lender the aggregate sum of USD$ 5,000,000 (the “Loan Amount”). The outstanding principal amount and any other financial obligations under this Loan Agreement shall bear interest at the annual rate of 15.1%, compounded monthly, commencing the Loan Date, and continuing until the principal is paid in full.  If any payment of principal or interest is not made when due, then the payment will bear a monthly penalty equal to 1.5% of the amount due, compounded monthly, until paid in full.

2.       Loan Amount.  The Loan Amount shall continue the principal amount due under the 2009 Loan.  As of the Loan Date, cash amounts due under the 2009 Loan, other than the principal due thereunder, shall be paid in full, provided however, if any cash amount or other cash obligation remains outstanding under the 2009 Loan, then the terms of the 2009 Loan shall continue as respect those terms only.  Because the amount due under the 2009 Loan is equal to the Loan Amount, the Lender will not provide any new cash funding under this Loan Agreement to the Company or its subsidiaries or affiliates.

3.       Maturity Date; Interest; Payments. The maturity date of the Loan Amount will be September 29, 2012 (the “Maturity Date”).  Interest will accrue monthly and will be due and payable at the Maturity Date. The payment of the Loan Amount, interest and any other sums due under this Loan Agreement will be paid to the Lender without any deduction for any withholding amounts imposed by any jurisdiction, taxes or fees.

4.       Prepayment. CER may prepay the principal under this Loan Agreement in whole or in part, at any time or from time to time, upon 30 days advance written notice to the Lender, without any premium or other penalty. Each prepayment shall be accompanied by accrued interest on the principal amount to be prepaid through the date of payment.  Any prepayment will be paid without any deduction for any withholding amounts imposed by any jurisdiction, taxes or fees.

5.       Exchange Rate Differential Payment.  As an additional inducement to the Lender to enter into this Loan Agreement and to extend the Loan Amount, which payment will not be considered interest hereunder, CER will compensate the Lender for any change in the exchange rate between the RMB and United States Dollar (“USD”), after the Loan Date as follows:  if the RMB exchange rate between the RMB and USD is less than the agreed upon exchange rate on the Loan Date, such that the value of the RMB is greater than the USD, then the difference in the principal and/or interest and/or cash amount (such as penalties) due that are being paid calculated at the rate of RMB to USD on such repayment date will be converted into a US dollar amount and paid to the Lender.

The RMB exchange rate between the RMB and USD, for the purposes of this provision, will be determined as of the Loan Date, and will be confirmed in writing and approved by mutual agreement between CER and the Lender.

For the purposes of this Loan Agreement, the above formula is as follows:
 {[(A x B) – (A x C)] divided by C} = D

A = US dollar amount of payment.
B = The RMB to US$ exchange rate on date of Loan Date.
C = The RMB to US$ exchange rate on the payment date, determined by the Bank of China.
D = Compensation amount, to be paid in cash to Lender

6.       Obligation to Fund Loan.  Although the funding of the Loan Amount is a funding of an amount previously extended by the Lender under the 2009 Loan, the Loan Date will not be effective until the following documentation has been fully executed and exchanged among the parties:

a.	The Loan Agreement among the Lender, CER and Mr. Wu;

b.
Evidence from the lenders under the 2010 Loan of full payment and discharge of all the obligations under the 2010 Loan, including any principal, interest and interest rate differential shares, such that the Collateral has been released and is free and clear of all encumbrances; and

c.
Collateral Agreement among Mr. Wu, CER and the Lender, for the benefit of the Lender, it being understood that the Collateral Agent will not execute and deliver the Collateral Agreement until it receives satisfactory evidence of the full repayment and full discharge of the 2010 Loan and that the Collateral is free and clear of all encumbrances, except for the terms of the Collateral Agreement.

7.        Events of Default.

7.1           If any of the following events (“Events of Default”) shall occur:

(a)
if CER shall default in the payment of any part of the principal of or interest on this Loan Agreement after the same shall have become due and payable, whether at an installment date, maturity or at a date fixed for prepayment or by declaration or otherwise; or if CER shall default in any performance or payment obligation or compliance with any term contained in this Loan Agreement; or

(b)	if there shall be a default by CER or Mr. Wu in the performance of or compliance with any term contained in Collateral Agreement; or

(c)
if CER or any subsidiary or affiliate shall default (as principal or guarantor or other surety) in the payment of any principal of or premium, if any, or interest on any indebtedness for borrowed money (other than the Loan Agreement) or with respect to any of the terms of any evidence of such indebtedness or of any mortgage, indenture or other agreement relating thereto which default accelerates the maturity of such indebtedness, and such default shall continue for more than the period of grace, if any, provided therein without being consented to or waived by such lender; or

(d)
if CER or any subsidiary or affiliate shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against CER or any subsidiary or affiliate in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of CER or any subsidiary or affiliate or of all or any substantial part of the properties of CER or any subsidiary or affiliate, or CER or any subsidiary or affiliate shall take any corporate action looking to the dissolution or liquidation; or

(e)
if, within 30 days after the commencement of an action against CER or any subsidiary or affiliate seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of CER or any subsidiary or affiliate stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 30 days after the appointment without the consent or acquiescence of CER or any subsidiary or affiliate or any trustee, receiver or liquidator of CER or any subsidiary or affiliate or of all or any substantial part of the properties of CER or any subsidiary or affiliate, such appointment shall not have been vacated;

(f)
if any material portion of CER’s or any subsidiary’s or affiliate’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third person, including any government body or agency;

(g)
if CER or any subsidiary or affiliate is enjoined, restrained, or in any way prevented by court or government or regulatory agency order from continuing to conduct all or any material part of its business affairs;

(h)	if one or more final judgments in excess of the amount covered by insurance, becomes a lien or encumbrance upon any of CER’s or any subsidiary’s or affiliate’s assets;

(i)
if any document or instrument that purports to create a lien on or with respect to the Collateral shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on and security interest in the Collateral covered thereby; or

(j)
any provision of the Loan Agreement or any document or instrument relating to or securing the Loan Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by CER or any subsidiary or affiliate of CER, or Mr. Wu or a proceeding shall be commenced by CER or any subsidiary or affiliate of CER, or by Mr. Wu or by any governmental authority having jurisdiction over CER or any subsidiary or affiliate or Mr. Wu, seeking to establish the invalidity or unenforceability thereof, or CER or any subsidiary or affiliate of CER or Mr. Wu shall deny that it has any liability or obligation purported to be created thereunder;

then, the Lender, may at any time (unless all defaults shall have theretofore been remedied) at its option, (i) by written notice or notices to CER, declare all the obligations of this Loan Agreement to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code or any other applicable law.

In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce the rights of the Lender by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law.  In case of a default in the payment of any principal of or interest under the Loan Agreement, CER will pay to the Lender such further amount as shall be sufficient to cover the cost and expenses of collection, including (without limitation) reasonable attorneys' fees, expenses and disbursements.  No course of dealing and no delay on the part of the Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Lender’s rights, powers and remedies under any other agreement, rule principle, law or regulation.  No right, power or remedy conferred hereby upon the Lender shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

7.2       If an Event of Default as stipulated in this Section 7 exists and at that time the outstanding amounts due under this Note shall equal or exceed $1,000,000 in the aggregate, the Lender will be permitted to exercise the rights set forth in the Class B Preferred Stock, which include 100 shares of such class and have been issued to the Lender (“Control Preferred Stock”).  Such shares will be transferable, in whole or in part, with all or a portion of this Loan Agreement in the discretion of the Lender.  It is understood that because of this modification to the 2009 Loan, that the references in the Control Preferred Stock to Section 6 of the 2009 Loan shall refer to Section 7 of this Loan Agreement.

8.       Guarantee and Security Interest in Shares.

8.1        Shares as Limited Guarantee. As an inducement to the Lender to enter into this Loan Agreement, Mr. Qinghuan Wu, the Chief Executive Officer of CER (“Guarantor”) will deposit the Collateral, which shall include distributions in respect of the shares comprising the Collateral, as a guarantee and a security interest for the repayment of the principal, interest and other obligations due under this Loan Agreement.  The Collateral will be governed by the Collateral Agreement.  The Guarantor has the right to enter into this Loan Agreement and the Collateral Agreement, and the Collateral will be free and clear of any encumbrances, including the provisions of the 2010 Loan and any agreement related thereto on or before the Loan Date.  This guarantee is a limited guarantee, and to the extent any of the Shares are distributed to the Lender, the guarantee shall be discharged by the Guarantor as to the amounts due under this Loan Agreement as calculated in the Collateral Agreement.  The Guarantor and his heirs, executors and administrators have no additional obligation under this guarantee other than to surrender the Shares as provided in the Collateral Agreement.  The Guarantor, in certain circumstances, additionally has the right to request the return of Shares and reduce its liability under the terms of the guarantee.

8.2       Conflicts Waiver.  Guarantor, CER and the Lender are aware or have been informed and acknowledge that the Collateral Agent is one of several counsel for CER and Lender and its affiliated and subsidiary corporations and persons and each of them agrees that the Collateral Agent may continue to represent CER and its affiliated and subsidiary corporations and/or the Lender and its affiliates after date hereof in all matters notwithstanding the performance of its duties and obligations hereunder, including, without limitation, representation with respect to the escrow agreement, this Loan Agreement and the transactions contemplated thereunder.  Guarantor, CER and the Lender each hereby waive any claim of conflict of interest relating to the Collateral Agent’s duties, obligations and acts hereunder and waive any right or claim to object to such continued legal representation by the Collateral Agent of CER and its affiliated and subsidiary corporations or of the Lender and its affiliates on or after the date hereof.

9.       Right of First Refusal and Consent to Future Fundings.

9.1       Right of First Refusal.  The Lender has the right of first refusal, to provide any debt or equity financing to be undertaken by CER (including any subsidiary or affiliate) that is for capital raising and similar capital purposes of CER (including any subsidiary or affiliate), on the same terms as may be bona fide offered by any lender or investor during the period while any of the principal or interest under this Loan Agreement is outstanding, due or owing.  If the Lender fails to accept in writing any bona fide third party proposal within thirty (30) business days after receipt of a written notice from CER (for itself or on behalf of any subsidiary or affiliate) containing such proposal, then the Lender shall have no claim or right with respect to any such financing contained in any such notice.  If, thereafter, such proposal is modified in any material respect, CER (for itself or on behalf of any subsidiary or affiliate) shall adopt the same procedure as with respect to the original proposed financing.

9.2       Consent to Future Financings.   The Lender has the right to approve the entry into any debt or equity financing by CER, through itself or through any subsidiary or affiliate, except for (i) debt financings for working capital and similar purposes to CER (or any subsidiary or affiliate) from bank or institutional lenders licensed to operate in China, and (ii) debt or equity financings to CER (or any subsidiary or affiliate) where the principal, interest and any other amount due and payable under this Note will be paid immediately upon closing from the proceeds of such financing, without any requirement of notice of demand from the Lender.

10.       Representations of the Lender.

10.1       Access.  The Lender has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of CER and its subsidiaries and affiliates, and acknowledges that CER has provided the Lender access to the personnel, properties, premises and books and records of CER and its subsidiaries and affiliates for this purpose, and the Lender has had an opportunity to ask questions of and receive responses from management of CER and its subsidiaries and affiliates.

10.2       Investment Intent.  The Lender is making the loan evidenced hereby solely for the purpose of investment and not with a view to, or for resale of any securities of CER in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.

10.3       Accredited Investor.  The Lender has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and financial contingencies and has no need for liquidity with respect to its investment in CER and its subsidiaries and affiliates.  The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.  Lender represents (A) it has not been organized for the purpose of acquiring the Loan Agreement or (B) it is an entity in which each of the equity owners is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

11.        Representation of CER.  As an inducement to the Lender to make the Loan under the Loan Agreements, CER makes the following representation to the Lender:

11.1              SEC Reports.  CER has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, through the period ended December 31, 2009.  The Annual Report for the year ended December 31, 2009 was not filed timely, and the Quarterly Reports for the three quarters ending during the year 2010 have not been filed and are late.  CER is currently delinquent in its obligations to file its SEC Reports.  Such reports required to be filed and as filed by CER under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by CER under the Exchange Act, whether or not any such reports were required are being collectively referred to herein as the “SEC Reports” and, together with this Loan Agreement, the “Disclosure Materials”.  As of their respective dates, the SEC Reports when filed by CER complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by CER, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The consolidated financial statements of CER and its consolidated subsidiaries and affiliated controlled companies included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of CER and its consolidated subsidiaries and affiliated controlled companies as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All material agreements to which CER or any Subsidiary is a party or to which the property or assets of CER or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

11.2              Financial Statements.  Other than the entry into a RMB 30,000,000 loan facility with the Bank of China and a draw down under that facility and its proposal to repay the 2010 Loan, since the date of the latest audited financial statements included within the SEC Reports (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a material adverse effect on the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of CER, (ii) CER, on a consolidated basis, has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in CER’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) CER has not altered its method of accounting or the changed its auditors, (iv) CER has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by CER of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of CER to repurchase such shares upon the termination of employment or services), and (v) CER has not issued any equity securities to any officer, director or affiliate, except pursuant to existing CER stock-based plans.  CER and its subsidiaries and affiliates (including controlled companies) have not taken any steps to seek protection pursuant to any bankruptcy law nor does CER have any knowledge or reason to believe that its or its subsidiaries’’ or affiliates’ creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  CER and none of its subsidiaries or affiliates, including CER Hong Kong, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur, is not and will not be Insolvent (as defined below).  For purposes of this section, “Insolvent” means (i) the present fair saleable value of CER assets is less than the amount required to pay CER’s total indebtedness, (ii) CER is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) CER intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) CER has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

12.       Covenants.

12.1       Reports.  (a)       So long as this Loan Agreement remains outstanding, CER shall have its annual consolidated financial statements audited and its interim consolidated financial statements reviewed by a firm of independent registered accountants in accordance with Statement on Auditing Standards 101 issued by the American Institute of Certified Public Accountants (or any similar replacement standard).  In addition, so long as this Loan Agreement is outstanding, CER shall furnish to the Lender all annual and quarterly reports of CER on Forms 10-K and 10-Q, respectively, and all current reports on Form 8-K, in each case as and when filed by it with the Securities and Exchange Commission (“SEC”).  If CER shall not be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it shall nevertheless furnish the Lender with (a) the financial information that would be required to be contained in a filing on such annual or quarterly report, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) all information that would be required to be contained in filings with the SEC on Form 8-K.  All such annual reports shall be furnished within 135 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 50 days after the end of the fiscal quarter to which they relate.  All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

 (b)       At CER’s option, CER shall either (i) distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Lender, and/or (ii) make available such information to the Lender by posting such information on the Internet (which may be its own or CER’s site, IntraLinks or any comparable password protected online data system which will require a confidentiality acknowledgement or otherwise, and CER shall provide such password thereto to the Lender and make such information readily available to such holder, who agrees to treat such information as confidential).

12.2       Taxes.  CER shall, and shall cause each of its subsidiaries and affiliates to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

12.3       Limitations on Liens.  CER and its subsidiaries and affiliates shall not create, incur, assume or permit or suffer to exist any lien, claim or encumbrance of any nature whatsoever against any of the Collateral, unless contemporaneously therewith, such lien is subordinated in right of payment to the Loan Agreement.

12.4       Conduct of Business.  CER shall not, and shall not permit any subsidiary or affiliate to, engage in any business other than the business of designing, manufacturing, installing and selling boilers and heat recovery systems, and related items.

12.5       Maintenance of Properties; Insurance; Compliance with Law.

(a)       CER shall, and shall cause each of its subsidiaries and affiliates to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto.

(b)       CER shall maintain, and shall cause to be maintained for each of its subsidiaries and affiliates, insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where CER its subsidiaries and affiliates conduct their respective operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

(c)       CER shall, and shall cause each of its subsidiaries and affiliates to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the CER its subsidiaries and affiliates taken as a whole.

12.6       Legal Existence.  CER for itself, and shall cause each of its subsidiaries and affiliates for each respective entity, shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its legal existence, in accordance with its organizational documents (as the same may be amended from time to time). CER and its subsidiaries and affiliates shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its subsidiaries and affiliates if the respective board of directors and the board of directors of CER shall determine that the preservation thereof is no longer desirable in the conduct of the business of CER and its subsidiaries and affiliates, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Loan Agreements.

12.7       Assets. CER and its subsidiaries and affiliates each has good and marketable title in all personal property owned by it that is material to their respective businesses, in each case free and clear of all liens and encumbrances.  The real property owned or leased by CER and its subsidiaries and affiliates are held by them under valid, subsisting and enforceable purchase contracts or leases of which CER and its subsidiaries and affiliates are in material compliance.   CER and its subsidiaries and affiliates will take all action necessary, at its sole expense, to maintain the marketable title in all its personal property and real property, whether owned or leased.

12.8       Limitations on Mergers, Consolidations, etc.  (a) CER shall not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into another person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of CER and its subsidiaries or affiliates (taken individually or as a whole) or (ii) adopt a plan of liquidation for either of the entities or of any of the subsidiaries or affiliates unless, in either case:

(A)           CER will be the surviving or continuing person; or

(B)           the person or entity formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of liquidation, any person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the holders of a majority in principal amount of the Loan Agreements, all of the obligations of CER under this Loan Agreement and all the related agreements.

(b)       Upon any consolidation, combination or merger of CER or any transfer of all or substantially all of the assets of CER in accordance with the foregoing, in which CER is not the continuing obligor under this Loan Agreement, the surviving entity formed by such consolidation or into which CER is merged or the person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, CER under this Loan Agreement, with the same effect as if such surviving entity had been named therein and, except in the case of a lease, CER will be released from the obligation to pay the principal of and interest under this Loan Agreements and all of CER’s other respective obligations and covenants under this Loan Agreement.

(c)       Notwithstanding the foregoing, any subsidiary or affiliate may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to CER or another subsidiary.

13.       Miscellaneous.

13.1       Savings Clause.  In no event shall the interest rate or rates payable under this Loan Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. CER, in executing and delivering this Loan Agreement, and the Lender in accepting it, intends legally to agree upon the rate or rates of interest and manner of payment stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Loan Agreement, CER is and shall be liable only for the payment of such maximum as allowed by law, and payment received from CER in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Loan Agreement to the extent of such excess.

13.2       Governing Law; Venue.  This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America.

ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LOAN AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THIS LOAN AGREEMENT HOLDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  THE COMPANY AND HOLDER OF THIS LOAN AGREEMENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.2.

13.3       Attorney-in-Fact.  CER hereby irrevocably appoints the Lender its attorney-in-fact, with full authority in the place and stead of CER and in the name of CER or otherwise, at such time as an Event of Default has occurred and is continuing under this Loan Agreement to take any action and to execute any instrument which the Lender may reasonably deem necessary or advisable to accomplish the purposes of this Loan Agreement including:

(a)       to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with this Loan Agreement; and

(b)       to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of amounts due or enforcement of obligations under this Loan Agreement or otherwise to enforce the rights of the Lender under this Loan Agreement.

       To the extent permitted by law, CER hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Loan Agreement is paid in full.
13.4       Remedies Cumulative.  The rights and remedies of Lender under this Loan Agreement, shall be cumulative. The Lender shall have all the other rights and remedies not inconsistent herewith as provided under the law, or in equity.  No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender in the enforcement of the terms of this Loan Agreement shall constitute a waiver, election, or acquiescence by it.

13.5       Amendment.  This Loan Agreement and its terms only may be changed, waived or amended only by the written consent of CER and the Lender.

13.6       Severability.   In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

13.7       Assignment.    The Lender may assign to one or more assignees (each an “Assignee”) all, or any ratable part of all, of this Loan Agreement and the other rights and obligations of the Lender hereunder and any of the Control Preferred Stock; provided, that CER may continue to deal solely and directly with the Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to CER by the holders and the Assignee, and (ii) the holder and its Assignee have delivered to CER a document reflecting such assignment and acceptance reasonably acceptable to CER.

13.8       Payment Set Aside.  To the extent that CER makes a payment or payments to the Lender hereunder or the Lender enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to CER by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, other law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

13.9       Independent Nature of Lender’ Obligations and Rights.  The obligations of the Lender under this Loan Agreement and related agreements (together, the “Transaction Documents”) are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Documents, except were actions are taken jointly as provided in the Transaction Documents.  The decision of each Lender to make their respective Loan pursuant to this Loan Agreement has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of CER and its subsidiaries and affiliates, taken as a whole. which may have been made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any other Lender (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lender as a partnership, an association, a joint venture or any other kind of entity.  Each Lender acknowledges that no other Lender has acted as agent for such Lender in connection with making its Loan under this Loan Agreement and that no other Lender will be acting as agent of such Lender in connection with monitoring its investment hereunder.

13.10       Survival.  The representations and warranties, agreements and covenants contained herein shall survive the making of the Loan or advance of funds and the repayment of the Loan or advance of funds, as herein contemplated.

13.11       Execution.  This agreement and all related agreements, instruments and documents may each be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, instrument, or document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

13.12       Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Loan Agreement.

[signature on next page]

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be signed in its name as of the date above written.

CER ENERGY RECOVERY, INC

By: __________________________
Name: Wu Qinghuan,
Title: Chief Executive Officer

WU QINGHUAN, Individually

______________________________

AGREED AND ACCEPTED BY:

HOLD AND OPT INVESTMENTS LIMITED

By:   __________________________
Name: Timothy Fraser-Smith
Title:   Authorized Signatory for Hold And Opt Investments Limited